UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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Denny’s Corporation

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May 11, 2010

Dear Fellow Denny’s Corporation Stockholder:

With the date of Denny’s Annual Meeting of Stockholders fast approaching, we are writing again to urge you to not delay and vote today on the WHITE card in favor of the Denny’s nominees for the Board of Directors.  Your vote is needed today to protect your interests in Denny’s and the long-term health of the Company and the brand.

Vote FOR All 8 of the Board’s Nominees on the WHITE CARD

We sincerely regret that a group of dissident hedge funds have chosen to wage this costly and distracting proxy contest and we apologize for any inconvenience it may have caused you.  Unfortunately, this group of hedge funds launched the contest without even talking to the Company, strongly suggesting they are pursuing a personal agenda, leaving the Company with no choice but to respond to protect your long-term interest and that of other stockholders.

As you cast your vote, please remember the following key points:

•
Your Board has a clear plan and management is aggressively implementing that plan.  In the past three years Denny’s has significantly grown its restaurant openings, profitability, free cash flow, and return on assets. During the same time Denny’s has significantly reduced its debt, debt leverage ratios, operational and G&A expenses and its capital expenditures.

•
The leading independent proxy advisory firms support Denny’s.  PROXY Governance, Inc. and Glass, Lewis & Co. unanimously endorsed Denny’s nominees for the Board, while Risk Metrics/ISS favored only one of the three dissident nominees.  These firms, who are independent experts in reviewing proxy contests, supported Denny’s eight out of nine times!  They stated:

o
“As the incumbent nominees have deep industry experience to draw on, and the incumbent board has won the approval of equity analysts in driving the turnaround to this point, we believe shareholders will be better served by re-electing the management nominees.”  (PROXY Governance, Inc.)

o	“Based on various improvements in the Company’s performance in recent periods, we find the election of Dissident nominees to the Board to be unwarranted at this time.” (Glass, Lewis & Co.)

•
Successful and relevant restaurant industry experience is the single most important asset to the Denny’s Board at this time and the Denny’s candidates that have been targeted are the ones with the most.  Compare our nominees with theirs.

DENNY’S TARGETED NOMINEES	AGE	INDUSTRY EXPERIENCE
Debra Smithart-Oglesby	55	25 years
Rob Marks	58	12 years
Nelson Marchioli	60	30 years
DISSIDENT NOMINEES
Jonathan Dash	30	4 years
David Makula	32	None
Patrick Arbor	73	None

•
This group has already demonstrated its divisiveness by attacking the Denny’s Franchise Association (DFA) – which represents 85% of franchised restaurants – and making false and unfounded allegations against its Chairman.  These attacks prompted his issuance of a public letter to refute these regretful accusations by the dissindent group.

•
Based on the results of their past proxy fights and their actions in this one, the dissident hedge funds clearly have a personal agenda that would jeopardize the growth potential of the Denny’s brand and, ultimately, stockholder value.

•	On two prior occasions (at Steak n Shake and Western Sizzlin), the leader of the hedge fund group was involved in proxy fights that quickly led to Board takeovers:

o	In both cases, those groups specifically stated they had no intention of taking over the Board, but then proceeded to do just that.

o	In both cases, the new Board then diverted the cash flows of these restaurant companies to purchase unrelated assets such as an insurance company, real estate and an asset management business.

•	Do not allow Denny’s to be hijacked to support the personal agenda of a small group who want to divert the Company’s substantial cash flows for their own purposes.

Even one nominee from the dissident group could jeopardize the long-term health of the Denny’s brand.

Please consider these facts closely and vote the WHITE CARD TODAY.

Thank you for your continued support.

Sincerely,

The Board of Directors of Denny’s Corporation

IMPORTANT

PLEASE RETURN YOUR WHITE PROXY CARD AND DO NOT RETURN ANY OF THE DISSIDENTS’ GOLD PROXY CARDS, EVEN AS A PROTEST VOTE. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY GOLD PROXY CARD YOU SIGN FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT YOUR COMPANY'S DIRECTOR NOMINEES.

Your vote is important. Please take a moment to SIGN, DATE and promptly MAIL your WHITE proxy card in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE instruction card in the postage-paid envelope provided. If you have any questions or need assistance in voting your shares, please contact Okapi Partners, at 1-877-279-2311.

Important Additional Information

The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company's definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions. Stockholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 Annual Meeting of Stockholders free of charge at the SEC’s website at www.sec.gov, or on the Company's website at www.dennys.com.  The Company, its directors and officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting of Stockholders. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in the Company's definitive proxy statement filed with the SEC on April 8, 2010.

Forward Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this presentation.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).

About Denny’s

Denny’s is one of America’s largest full-service family restaurant chains, consisting of 1,318 franchised and licensed units and 233 company-owned units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

To elect the Denny’s nominees, we urge all stockholders to sign and return the WHITE Proxy whether or not you have already returned a gold proxy sent to you by the dissidents.

Denny’s urges all stockholders NOT to sign or return any gold proxy sent to you by the dissidents.

Instead, Denny’s Board recommends that you use the WHITE Proxy and vote by mail or if you own your shares through a bank or a broker, you may vote by telephone or Internet.

If you have already returned the gold proxy, you can effectively revoke it by voting the WHITE Proxy.  Only your latest-dated proxy will be counted.

If you have any questions or need assistance in voting the WHITE Proxy, please contact our proxy solicitor, Okapi Partners, at the toll-free number or email address listed below.

Call Toll-Free: 1-877-279-2311

Or

Email:  info@okapipartners.com